Exhibit 99.2

 * A portion of this subsection describing the collateral has been omitted pursuant to
Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.
Such omitted section has been filed separately with the
SEC pursuant to a request for confidential treatment.

* A portion of this subsection describing the collateral has been omitted pursuant to
Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.
Such omitted section has been filed separately with the
SEC pursuant to a request for confidential treatment.